Exhibit 99.1

CoreSite Announces Amended and Expanded $500 Million Credit Facility

Increases total liquidity to support growth initiatives

DENVER, CO — June 25, 2015 — CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center solutions across the US, today announced that it has entered into an amended and expanded $500 million senior unsecured credit facility.

The credit facility, consisting of a $350 million revolving credit facility and a $150 million term loan, extends CoreSite’s debt maturity profile and increases total debt capacity. The revolving credit facility has a four-year primary term, expiring in June 2019, with a one-year extension option, while the term loan has a five-year term maturing in June 2020. The term loan bears interest at a variable rate, and CoreSite elected to swap the variable interest rate associated with $75 million, or 50% of the principal amount of the term loan facility, to a fixed rate of approximately 2.95%. Net proceeds from the term loan will be used to partially pay down the current revolving credit facility balance.

KeyBank National Association served as administrative agent, and KeyBanc Capital Markets, RBC Capital Markets LLC, Regions Capital Markets and TD Securities (USA) LLC, all served as joint lead arrangers and joint book managers.

“The $500 million credit facility allows us to increase our overall liquidity, decrease our cost of borrowing, and maintain both financial flexibility and a balance between fixed and variable-priced instruments in our capital structure,” said Jeff Finnin, CoreSite’s Chief Financial Officer. “When combined with our strong cash flows and balance sheet, the credit facility supports our future growth and development initiatives. We would like to thank our lending institutions for their continued support of CoreSite.”

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center solutions across eight key North American markets.  More than 800 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads.  Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Investor Relations Contact

Greer Aviv | CoreSite Investor Relations Director
+1 303.405.1012 | +1 303.222.7276
Greer.Aviv@CoreSite.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of CoreSite’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; CoreSite’s failure to obtain necessary outside financing; CoreSite’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the Securities and Exchange Commission.